UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 30, 2016

RMG NETWORKS HOLDING CORPORATION

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-35534	27-4452594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

15301 North Dallas Parkway Suite 500 Addison, TX	75001
(Address of Principal Executive Offices)	(Zip Code)

(800) 827-9666

 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

On September 30, 2016, RMG Networks Holding Corporation (the “Company”) entered into a third amendment (the “Third Amendment”) to its existing loan agreement (the “Loan Agreement”) with Silicon Valley Bank providing for a $7.5 million revolving credit facility (the “Revolving Facility”).  The Third Amendment amends the Loan Agreement as follows:

•

provides that the principal amounts outstanding under the Revolving Facility will accrue interest at a floating rate per annum equal to one and three quarters percentage points (1.75%) above the prime rate during a Streamline Period (as that term is defined in the Loan Agreement), or at a rate equal to two and three quarters percentage points (2.75%) above the prime rate during a non-Streamline Period; and

•

amends the relevant covenants for attainment of minimum earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the three-month periods ending on the last day of each of September through December, 2016; and

•

provides that the minimum EBITDA covenant levels for January 2017 and thereafter will be determined in the future.

A copy of the Third Amendment is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.  The above description of the Third Amendment is qualified in its entirety by the full text of such exhibit.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description
10.1	Third Amendment to the Loan And Security Agreement, dated September 30, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 5, 2016

RMG NETWORKS HOLDING CORPORATION

By:  /s/ Robert R. Robinson

Name: Robert R. Robinson

Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Third Amendment to the Loan And Security Agreement, dated September 30, 2016.